UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2018

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8200 South Unit Drive, Tulsa, Oklahoma	74132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [ ]

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 1, 2018, the Board of Directors of the company, after discussion with the company’s management determined that the company’s consolidated financial statements for the year-ended 2017 should be revised, and for the three-months ended March 31, 2018, should be restated. Because of the restatement, investors should no longer rely on the company's previously issued financial statements related to the three-months ended March 31, 2018. Following filing this report on Form 8-K the company will promptly file its revised Form 10-K/A for the year-ended 2017 and its restated Form 10-Q/A for the first quarter of 2018.

During the second quarter of 2018, management identified an error as of year-end 2017 between operating activities and investing activities presented in the statement of cash flows of approximately $14 million. The Board of Directors concluded that although immaterial to the consolidated statement of cash flows reported in the company’s Form 10-K for the year-end 2017, the company will revise its financial statements to correct the $14 million error.

Additionally, management identified an error between operating activities and investing activities of approximately $45 million in the statement of cash flows for the quarter ended March 31, 2018. The Board of Directors concluded that the error was material to the statement of cash flows and that the Form 10-Q for the three-months ended March 31, 2018, should be restated to correct the $45 million error in the condensed consolidated statement of cash flows.

The revisions to the company’s previously filed Form 10-K and the restatement of its Form 10-Q will not affect previously reported:

•	revenues;

•	net income;

•	working capital;

•	total assets;

•	cash and cash equivalents;

•	liquidity position;

•	compliance with debt covenants; or

•	shareholders' equity.

The company concluded these errors resulted from a material weakness due to the ineffective design and maintenance of its control to verify the proper presentation and disclosure of its interim and annual consolidated financial statements. This control deficiency led to a misstatement that resulted in the revision of our statement of cash flows for the year ended December 31, 2017, and the restatement of our statement of cash flows for the interim period ended March 31, 2018.

The company is taking steps to remediate the material weakness, including a redesign of the control related to the preparation and review of the consolidated financial statements, as well as the need to conduct enhanced controls and policy training for employees responsible for preparing and reviewing of the consolidated financial statements. The company will restate its previous disclosure pertaining to its evaluation of the effectiveness of the company’s disclosure controls and procedures and internal control over financial reporting as of December 31, 2017 within its Form 10-K/A for the year ended December 31, 2017. The company will also restate its previous disclosures pertaining to its evaluation of the effectiveness of the company’s disclosure controls and procedures and describe the steps it is taking to remediate the material weakness in its Form 10-Q/A for the three-months ended March 31, 2018. Additionally, our independent registered public accounting firm's opinion for the year ended December 31, 2017 will be restated pertaining to the effectiveness of the company's internal controls over financial reporting.

This report contains forward-looking statements within the meaning of the Securities Act and the Exchange Act. Those forward-looking statements are subject to certain risks and uncertainties, as disclosed by the company occasionally in its filings with the SEC. Because of these risks, the company's actual results may differ materially from those indicated or implied by the forward-looking statements. Except as required by law, we disclaim any obligation to publicly update or revise forward looking statements after the date of this report to conform them to actual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: August 3, 2018	By:	/s/ Mark E. Schell
Mark E. Schell Senior Vice President and General Counsel